Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No.  333-278900) and Form F-3 (File Nos. 333-288514 and 333-278912) of UTime Limited (the “Company”) of our report dated July 31, 2025 relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 20-F for the year ended March 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in those Registration Statements.

/s/ Assentsure PAC

Singapore

August 11, 2025